UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Great Elm Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	81-2621577 (I.R.S. Employer Identification No.)

800 South Street, Suite 230 Waltham, Massachusetts (Address of principal executive offices)	02453 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
8.50% Notes due 2029	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration Nos. 333-277557, 333-278579

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are 8.50% notes due 2029 (the “Notes”) of Great Elm Capital Corp. (the “Company”). The description of the Notes contained in the section entitled “Description of the Notes” in the Prospectus, dated April 9, 2024, included in the Company’s Registration Statement on Form N-2 (File No. 333-277557) initially filed with the Securities and Exchange Commission on February 29, 2024 (as amended from time to time, the “Initial Registration Statement”), and the Company’s Registration Statement on Form N-2 (File No. 333-278579) filed with the Securities and Exchange Commission on April 9, 2024 pursuant to Rule 462(b) of the Securities Act of 1933 (together with the Initial Registration Statement, the “Registration Statement”), are hereby incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein. The Notes are expected to be listed on The Nasdaq Global Market under the trading symbol “GECCI,” and to trade thereon within 30 days from the original issue date.

Item 2.	Exhibits.

(a)	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K (File No. 814-01211) filed on November 7, 2016)

(a)(1)	Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K (File No. 814-01211) filed on March 2, 2022)

(b)	Bylaws of the Company (incorporated by reference to Exhibit 2 to the Registration Statement on Form N-14 (File No. 333-212817) filed on August 1, 2016)

(c)	Indenture, dated as of September 18, 2017, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K/A (File No. 814-01211) filed on September 21, 2017)

(d)	Sixth Supplemental Indenture, dated as of April 17, 2024, relating to the 8.50% Notes due 2029, between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K (File No. 814-01211) filed on April 17, 2024)

(e)	8.50% Note due 2029 (incorporated by reference to Exhibit 4.2 to the Form 8-K (File No. 814-01211) filed on April 17, 2024)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT ELM CAPITAL CORP.
(Registrant)

Date: April 17, 2024	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Chief Financial Officer